EXHIBIT 99.1

Contact at 214-432-2000 Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS RECORD THIRD QUARTER RESULTS

WITH 26% EPS GROWTH

DALLAS, TX (January 26, 2023) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2023 ended December 31, 2022. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal third quarter):

Third Quarter Fiscal 2023 Highlights

•	Record Revenue of $511 million, up 10%

•	Record Net Earnings of $117 million, up 14%, and Net Earnings per share of $3.20, up 26%

•	Adjusted EBITDA of $199 million, up 14%

•	Adjusted EBITDA is a non-GAAP financial measure calculated by excluding non-routine items and certain non-cash expenses in the manner described in Attachment 6

•	Repurchased 824,000 shares of Eagle’s common stock for $103 million

Commenting on the results, Michael Haack, President and CEO, said, “We are pleased to announce another exceptional quarter at Eagle. In the third quarter, we achieved record revenue of $511 million and record EPS of $3.20, and we expanded gross margins by 110 bps to 31.0%. Third quarter performance was led by our Gypsum Wallboard business, in which margins expanded 400 bps. Construction activity remained healthy across our markets, despite delayed projects in the Midwest and Texas due to wet and extreme cold weather, which affected cement production and shipments. Utilization rates remained high across our network. During the quarter, we generated strong free cash flow and repurchased 824,000 shares of our common stock. Cash returned to shareholders in the quarter was approximately $113 million, bringing total cash returned to $342 million in the first nine months of the fiscal year.”

“We also continued to make strides towards our environmental stewardship goals, including expanding the production and sale of our eco-friendly Portland Limestone Cement during the quarter.”

Mr. Haack concluded, “Eagle’s heartland geographic footprint is well-positioned for long-term growth, supported by population-growth trends, shortages of residential units, and a multi-year federal highway bill further enhanced by state-level infrastructure spending. In the near term, we expect the strength in private non-residential and infrastructure construction activity to lessen the impact of affordability-driven headwinds in single-family residential construction.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, as well as Joint Venture and intersegment Cement revenue, was up 3% to $311 million. Heavy Materials operating earnings declined 11% to $75 million, primarily because of lower Cement sales volume partially offset by higher Cement net sales prices. Cement sales volume was affected by lower cement inventory levels compared with the prior-year period as well as difficult weather conditions during this quarter.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was down 2% to $256 million, and operating earnings were down 9% to $72 million. The decline reflects lower Cement sales volume partially offset by higher net sales prices. The average net Cement sales price for the quarter increased 13% to $134.36 per ton. Cement sales volume for the quarter was 1.7 million tons, down 13% versus the prior-year period.

Concrete and Aggregates revenue increased 30% to $55 million, reflecting higher sales volume and Concrete pricing as well as the contribution of approximately $10 million from the acquired business in northern Colorado. Operating earnings for Concrete and Aggregates decreased 35% to $3 million, primarily reflecting higher input costs.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 23% to $235 million, reflecting higher Wallboard and Paperboard sales volume and prices. Gypsum Wallboard sales volume increased 5% to 728 million square feet (MMSF), while the average Gypsum Wallboard net sales price increased 25% to $238.51 per MSF.

Paperboard sales volume for the quarter was down 5% to 77,000 tons. The average Paperboard net sales price was $594.93 per ton, up 2%, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings in the sector were $95 million, up 51%, reflecting increased Wallboard sales volume and pricing and a sharp reduction in raw material costs, notably recycled fiber.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as part of a segment’s total revenue. Intersegment sales are eliminated on the consolidated income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, January 26, 2023. The conference call will be webcast on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations as to future events. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; fluctuations in public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; the availability and fluctuations in the cost of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which the Company or its customers are engaged; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisitions or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions, including inflation and recessionary conditions; and changes in interest rates and the resulting effects on the Company and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) or the cost of our raw materials could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenue and Earnings by Lines of Business

Attachment 3    Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4    Consolidated Balance Sheets

Attachment 5    Depreciation, Depletion and Amortization by Lines of Business

Attachment 6    Reconciliation of Non-GAAP Financial Measures

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenue	$511,487	$462,941	$1,677,942	$1,448,405
Cost of Goods Sold	352,717	324,355	1,174,067	1,027,967

Gross Profit	158,770	138,586	503,875	420,438
Equity in Earnings of Unconsolidated JV	11,377	8,555	23,631	24,785
Corporate General and Administrative Expenses	(12,497)	(12,851)	(37,944)	(32,986)
Loss on Early Retirement of Senior Notes	—	—	—	(8,407)
Other Non-Operating Income	2,210	3,207	911	5,941

Earnings before Interest and Income Taxes	159,860	137,497	490,473	409,771
Interest Expense, net	(8,932)	(5,651)	(24,842)	(24,891)

Earnings before Income Taxes	150,928	131,846	465,631	384,880
Income Tax Expense	(33,744)	(29,367)	(104,447)	(84,949)

Net Earnings	$117,184	$102,479	$361,184	$299,931

NET EARNINGS PER SHARE
Basic	$3.23	$2.56	$9.72	$7.30

Diluted	$3.20	$2.53	$9.66	$7.23

AVERAGE SHARES OUTSTANDING
Basic	36,336,056	40,049,456	37,149,927	41,096,702

Diluted	36,605,982	40,458,049	37,395,586	41,493,339

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$220,974	$228,448	$754,853	$724,354
Concrete and Aggregates	55,176	42,384	186,407	139,888

	276,150	270,832	941,260	864,242
Light Materials:
Gypsum Wallboard	212,016	163,584	652,981	502,836
Gypsum Paperboard	23,321	28,525	83,701	81,327

	235,337	192,109	736,682	584,163

Total Revenue	$511,487	$462,941	$1,677,942	$1,448,405

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$60,938	$71,281	$209,811	$206,348
Cement (Joint Venture)	11,377	8,555	23,631	24,785
Concrete and Aggregates	2,692	4,115	15,700	16,998

	75,007	83,951	249,142	248,131
Light Materials:
Gypsum Wallboard	87,335	60,841	261,164	190,425
Gypsum Paperboard	7,805	2,349	17,200	6,667

	95,140	63,190	278,364	197,092

Sub-total	170,147	147,141	527,506	445,223
Corporate General and Administrative Expense	(12,497)	(12,851)	(37,944)	(32,986)
Loss on Early Retirement of Senior Notes	—	—	—	(8,407)
Other Non-Operating Income	2,210	3,207	911	5,941

Earnings before Interest and Income Taxes	$159,860	$137,497	$490,473	$409,771

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Cement (M Tons):
Wholly Owned	1,527	1,748	-13%	5,313	5,583	-5%
Joint Venture	172	215	-20%	524	614	-15%

	1,699	1,963	-13%	5,837	6,197	-6%
Concrete (M Cubic Yards)	353	317	+11%	1,210	1,063	+14%
Aggregates (M Tons)	626	341	+84%	2,333	1,183	+97%
Gypsum Wallboard (MMSFs)	728	695	+5%	2,309	2,194	+5%
Paperboard (M Tons):
Internal	39	36	+8%	115	109	+6%
External	38	45	-16%	131	143	-8%

	77	81	-5%	246	252	-2%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Cement (Ton)	$134.36	$118.44	+13%	$131.44	$117.49	+12%
Concrete (Cubic Yard)	$134.42	$122.36	+10%	$132.46	$120.17	+10%
Aggregates (Ton)	$11.70	$10.38	+13%	$11.21	$10.25	+9%
Gypsum Wallboard (MSF)	$238.51	$191.41	+25%	$230.01	$186.16	+24%
Paperboard (Ton)	$594.93	$585.54	+2%	$603.73	$535.55	+13%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Intersegment Revenue:
Cement	$7,719	$5,301	$26,371	$18,357
Paperboard	24,453	21,238	71,819	59,501

	$32,172	$26,539	$98,190	$77,858

Cement Revenue:
Wholly Owned	$220,974	$228,448	$754,853	$724,354
Joint Venture	27,620	27,406	79,065	77,023

	$248,594	$255,854	$833,918	$801,377

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31,
	2022	2021	2022*
ASSETS
Current Assets –
Cash and Cash Equivalents	$60,937	$17,392	$19,416
Accounts and Notes Receivable, net	172,543	170,661	176,276
Inventories	247,155	211,978	236,661
Federal Income Tax Receivable	5,466	8,890	7,202
Prepaid and Other Assets	5,177	6,426	3,172

Total Current Assets	491,278	415,347	442,727

Property, Plant and Equipment, net	1,641,638	1,626,990	1,616,539
Investments in Joint Venture	85,268	79,434	80,637
Operating Lease Right of Use Asset	20,651	23,923	23,856
Notes Receivable	8,556	8,486	8,485
Goodwill and Intangibles	467,703	389,002	387,898
Other Assets	15,076	16,939	19,510

	$2,730,170	$2,560,121	$2,579,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$106,571	$99,465	$113,679
Accrued Liabilities	85,723	87,206	86,754
Current Portion of Long-Term Debt	10,000	—	—
Operating Lease Liabilities	6,006	7,004	7,118

Total Current Liabilities	208,300	193,675	207,551

Long-term Liabilities	62,545	67,578	67,911
Bank Credit Facility	130,000	100,000	200,000
Bank Term Loan	185,000	—	—
2.500% Senior Unsecured Notes due 2031	739,215	737,949	738,265
Deferred Income Taxes	239,596	238,671	232,369
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 36,242,274; 39,766,043 and 38,710,929 Shares, respectively	362	398	387
Capital in Excess of Par Value	—	—	—
Accumulated Other Comprehensive Losses	(3,105)	(3,359)	(3,175)
Retained Earnings	1,168,257	1,225,209	1,136,344

Total Stockholders’ Equity	1,165,514	1,222,248	1,133,556

	$2,730,170	$2,560,121	$2,579,652

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended December 31, 2022 and 2021:

	Depreciation, Depletion and Amortization
	Quarter Ended December 31,
	2022	2021
Cement	$20,582	$19,933
Concrete and Aggregates	4,402	2,294
Gypsum Wallboard	5,387	5,598
Paperboard	3,738	3,685
Corporate and Other	706	684

	$34,815	$32,194

Attachment 6

Eagle Materials Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

EBITDA and Adjusted EBITDA

We present Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA to provide more consistent comparison of operating performance from period to period. EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Adjusted EBITDA is also a non-GAAP financial measure that further excludes the impact from non-routine items and stock-based compensation. Management uses EBITDA and Adjusted EBITDA as alternative bases for comparing the operating performance of Eagle from period to period and for purposes of its budgeting and planning processes. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance or liquidity in accordance with GAAP. The following shows the calculations of EBITDA and Adjusted EBITDA and reconciles them to net earnings in accordance with GAAP for the quarters ended December 31, 2022 and 2021:

	Quarter Ended December 31,
	2022	2021
Net Earnings, as reported	$117,184	$102,479
Income Tax Expense	33,744	29,367
Interest Expense	8,932	5,651
Depreciation, Depletion and Amortization	34,815	32,194

EBITDA	$194,675	$169,691
Stock-based Compensation	4,088	4,261

Adjusted EBITDA	$198,763	$173,952